Exhibit 23.2

[RYDER SCOTT COMPANY PETROLEUM CONSULTANTS LETTER HEAD]

CONSENT OF RYDER SCOTT COMPANY, L.P.

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-45298) and Registration Statements (Form S-3 No. 333-91496 and No. 333-45586) of our report dated February 21, 2003, with respect to the consolidated financial statements of Beta Oil & Gas, Inc. included in the Annual Report (Form 10-K/A) for the year ended December 31, 2003.

/s/ Ryder Scott Company, L.P.
RYDER SCOTT COMPANY, L.P.

Houston, Texas

April 16, 2004

1200, 530 8TH AVENUE, S.W.	CALGARY, ALBERTA 12P 3S8	TEL (403) 262-2799	FAX (403) 262-2790
621 17TH STREET, SUITE 1550	DENVER, COLORADO 80293-1501	TEL (403) 623-9147	FAX (303) 623-4258